Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Pre-Effective Amendment to the registration statement on Form S-3 of Webster Financial Corporation of our report dated July 24, 1995 on our audit of the consolidated financial statements of Shelton Bancorp, Inc. ("Shelton"), which report is included in Shelton's 1995 annual report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."





                                             /s/ COOPERS & LYBRAND L.L.P.

Hartford, Connecticut
November 21, 1995






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